CAPITAL RE CORPORATION

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the Officers and Directors of Capital Re Corporation, 1325 Avenue of the Americas, New York, New York 10019, whose signature appears below constitutes and appoints Jerome Jurschak and Alan
S. Roseman, and each of them individually, as his true and lawful attorneys-in-fact and agents as of March 31, 1999, with full power of substitution and resubstitution, for him and his name, place and stead in any and all capacities, to sign the Annual Report on Form 10-K of Capital Re Corporation and any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, granting unto said attorney's-in-fact and agents, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.


/s/ Jerome Jurschak                   Chief Executive Officer         March 10, 1999
-----------------------------         and Chairman of the Board


/s/ David A. Buzen                    Executive Vice President        March 10, 1999
-----------------------------         and Chief Financial Officer
David A. Buzen


/s/ Edwin Russel                      Director                        March 10, 1999
-----------------------------
Edwin Russell


/s/ Jeffery F. Stuerme                Director                        March 10, 1999
-----------------------------
Jeffery F. Stuermer


/s/ Dan Skowronski                    Director                        March 10, 1999
-----------------------------
Dan Skowronski


/s/ Joseph Swain                      President and Director          March 10, 1999
-----------------------------
Joseph Swain


/s/ Steven D. Kesler                  Director                        March 10, 1999
-----------------------------
Steven D. Kesler


/s/ Richard L. Huber                  Director                        March 10, 1999
-----------------------------
Richard L. Huber


/s/ Philip Robinson                   Director                        March 10, 1999
-----------------------------
Philip Robinson


/s/ Harrison Conrad                   Director                        March 10, 1999
-----------------------------
Harrison Conrad


/s/ Barbara Stewart                   Director                        March 10, 1999
-----------------------------
Barbara Stewart